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                                                         EXHIBIT 3.2


                                                                    FILED
                                                                    JAN 12 1988


                      CERTIFICATE OF LIMITED PARTNERSHIP
                                      OF
                          JAMES CABLE PARTNERS, L.P.


        This Certificate of Limited Partnership of James Cable Partners, L.P. (the "Partnership"), dated as of January 12, 1988, is being duly executed and filed by James Communications Partners, a Michigan partnership, as general partner, to form a limited partnership under Delaware Revised Uniform Limited Partnership Act (6 Del.C. Section 17-101, et seq.).

        1.      Name.   The name of the limited partnership formed hereby is
James Cable Partners, L.P.

        2.      Registered Office.      The address of the registered office of
the Partnership in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

        3.      Registered Agent.       The name and address of the registered
agent for service of process on the Partnership in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

        4.      General Partner.        The name and the business address of
the sole general partner of the Partnership is James Communications Partners, 710 N. Woodward Ave., Bloomfield Hills, Michigan 48013.


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        IN WITNESS WHEREOF, the undersigned has executed this Certificate of
Limited Partnership as of the date first above-written.



                                        JAMES CABLE PARTNERSHIP, L.P.

                                        JAMES COMMUNICATIONS PARTNERS,
                                          General Partner of James Cable
                                          Partners, L.P. and a Michigan
                                          general partnership

                                        By: C. Timothy Trenary
                                            ----------------------------------
                                            C. Timothy Trenary, a General
                                            Partner of James Communications
                                            Partners








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